As filed with the Securities and Exchange Commission on August 2, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	Ten Post Office Square Boston, Massachusetts 02109 (617) 912-1900	04-2976299
(State of Incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2010 INDUCEMENT STOCK PLAN

(Full title of the plan)

Clayton G. Deutsch

Chief Executive Officer and President

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, address, and telephone number of agent for service)

With copies to:

William P. Mayer, Esq.

Paul W. Lee, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	200,000	$7.07	$1,414,000	$100.82

(1)	This registration statement relates to 200,000 shares of common stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. (“Common Stock”) that may be issued under the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (the “Plan”); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on July 28, 2010, as reported on the Nasdaq Global Select Market.

INTRODUCTORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (the “Plan”), is effective. Therefore, this registration statement consists only of the following: the facing page, the required statement regarding incorporation by reference set forth below, the required opinions and consents, the signature page, and information that is required in this registration statement that is not in the earlier registration statement.

This registration statement hereby incorporates by reference the contents of Boston Private Financial Holdings, Inc.’s (the “Company”) earlier registration statement on Form S-8, File No. 333-167691, filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2010. After giving effect to this filing, an aggregate of 600,000 shares of the Company’s common stock, par value $1.00 per share, have been registered for issuance pursuant to the Plan.

Item 3.	Incorporation of Certain Documents by Reference.

The documents listed below, which have previously been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 12, 2010;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

(c) Current Reports on Form 8-K filed on January 13, 2010; January 22, 2010; April 30, 2010; June 8, 2010; June 16, 2010; June 21, 2010 and August 2, 2010;

(d) Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 2, 2010; and

(e) The description of the Common Stock contained in the Post-Effective Amendment No. 1 to Form S-3 on Form S-1, filed with the Commission on April 5, 2010.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc. filed on July 30, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 2, 2010).

4.2	Amended and Restated By-laws of Boston Private Financial Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 2, 2010).

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

*23.2	Consent of Hacker, Johnson and Smith PA, an independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included in the signature page to this registration statement).

99.1	Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 23, 2010).

*99.2	First Amendment to Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 2nd day of August, 2010.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ CLAYTON G. DEUTSCH
Clayton G. Deutsch
President and Chief Executive Officer
(Principal Executive Officer)

By:	/S/ DAVID J. KAYE
David J. Kaye
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Clayton G. Deutsch and David J. Kaye and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CLAYTON G. DEUTSCH Clayton G. Deutsch	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2010

/S/ DAVID J. KAYE David J. Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2010

/S/ WILLIAM A. GRATRIX William A. Gratrix	Senior Vice President and Controller (Principal Accounting Officer)	August 2, 2010

/S/ STEPHEN M. WATERS Stephen M. Waters	Chairman	August 2, 2010

/S/ WALTER M. PRESSEY Walter M. Pressey	Vice Chairman	August 2, 2010

/S/ HERBERT S. ALEXANDER Herbert S. Alexander	Director	August 2, 2010

/S/ EUGENE S. COLANGELO Eugene S. Colangelo	Director	August 2, 2010

/S/ KATHLEEN M. GRAVELINE Kathleen M. Graveline	Director	August 2, 2010

/S/ ADOLFO HENRIQUES Adolfo Henriques	Director	August 2, 2010

Lynn Thompson Hoffman	Director	August , 2010

/S/ DEBORAH F. KUENSTNER Deborah F. Kuenstner	Director	August 2, 2010

/S/ JOHN MORTON III John Morton III	Director	August 2, 2010

/S/ WILLIAM J. SHEA William J. Shea	Director	August 2, 2010

/S/ DR. ALLEN L. SINAI Dr. Allen L. Sinai	Director	August 2, 2010

/S/ TIMOTHY L. VAILL Timothy L. Vaill	Director	August 2, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc. filed on July 30, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 2, 2010).

4.2	Amended and Restated By-laws of Boston Private Financial Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 2, 2010).

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

*23.2	Consent of Hacker, Johnson and Smith PA, an independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included in the signature page to this registration statement).

99.1	Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 23, 2010).

*99.2	First Amendment to Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan.

*	Filed herewith